SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2002

DIVERSIFIED THERMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-28047	94-3342064

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4126 DELP STREET, MEMPHIS, TENNESSEE 38181

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (901) 365-7650

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in the Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits.
SIGNATURE
Letter regarding change in Independent Auditors

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in the Registrant’s Certifying Accountant

     On or about September 15, 2002, the management of Diversified Thermal Solutions, Inc. notified the firm of Armando C. Ibarra, Certified Public Accountants that their appointment as independent auditors would be terminated.

     During the Company’s two most recent fiscal years and during any subsequent interim period preceding the date of its termination, the Company has had no disagreements with the firm of Armando C. Ibarra, Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No accountant’s report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

     On October 30, 2002, the Company provided the firm of Armando C. Ibarra, Certified Public Accountants with a copy of this disclosure and requested that it furnish a letter to Company, addressed to the SEC, stating that it agreed with the statements made herein or, alternatively, the reasons why it disagreed. On November 14, 2002, the Company received a letter from the firm of Armando C. Ibarra, Certified Public Accountants that it agreed with the statements contained herein.

     On October 28, 2002, the Company engaged the firm of Coulter & Justus P.C., 900 South Gay Street, Suite 700, Knoxville, TN 37902-1819 as the Company’s independent auditors. Such appointment was accepted by Sam Coulter, President of the firm. Prior to such engagement, the Company had not consulted Coulter & Justus P.C. on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with the firm of Armando C. Ibarra, Certified Public Accountants. The Company’s Board of Directors has since ratified the change in independent auditors.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Number	Description

16.1	Letter from the firm of Armando C. Ibarra, Certified Public Accountants re: change in independent auditors

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED THERMAL SOLUTIONS, INC.

Date: November 15, 2002	By:	/s/ Grant Hunter B. Grant Hunter Chief Executive Officer and President